UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2024

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Pine Street, Suite 400 San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The Nasdaq Capital Market

Item 3.02	Unregistered Sales of Equity Securities.

Share Purchase

On March 18, 2024, Jaguar Health, Inc. (the “Company”) entered into a privately negotiated securities purchase agreement (the “Securities Purchase Agreement”) with Gen Ilac Ve Saglik Urunleri Sanayi Ve Ticaret, A.S. (the “Purchaser”), pursuant to which the Company issued 16,666,666 shares of the Company’s common stock at a price of $0.12 per share for gross proceeds of approximately $2 million. The sale of the securities was consummated in connection with the Licensing Transaction (as defined below).

The shares of common stock that were issued in the sale described above were issued in reliance on the exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933, as amended. The Securities Purchase Agreement is substantially in the form of the securities purchase agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 17, 2021, which is incorporated herein by reference.

Exchange Transaction

As previously disclosed, on March 1, 2024, the Company issued an aggregate of 179.3822 shares of Series J Preferred Stock to Streeterville Capital, LLC (“Streeterville”) pursuant to a privately negotiated exchange agreement.

On March 19, 2024, the Company entered into a privately negotiated exchange agreement with Streeterville (the “Exchange Agreement”), pursuant to which the Company issued 8,333,333 shares of the Company’s common stock in exchange for the surrender and cancellation of 40 shares of Series J Perpetual Preferred Stock based on an effective exchange price of $0.12 per share of common stock.

The shares of common stock that were issued in the exchange transaction described above were issued in reliance on the exemption from registration provided under Section 3(a)(9) of the Securities Act of 1933, as amended. The form of Exchange Agreement was filed as Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019, filed on August 14, 2019, which is incorporated herein by reference.

Item 8.01.	Other Events.

On March 20, 2024, the Company issued a press release to announce that it had signed a binding term sheet covering the exclusive license and commercialization agreement for the Company's FDA-approved prescription drug Crofelemer with Purchaser in certain countries within Eastern Europe (the "Licensing Transaction"), which press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in the press release furnished as Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, or incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 17, 2021).

10.2	Form of Exchange Agreement (incorporated by reference to Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019, filed on August 14, 2019).

99.1	Press Release dated March 20, 2024.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

By:	/s/ Lisa A. Conte
	Name:	Lisa A. Conte
	Title:	President and Chief Executive Officer

Date: March 21, 2024